UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2009

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2009, Simmons First National Corporation (the “Company”) terminated the Company’s Long Term Incentive Plan (“Plan”) which was established on March 24, 2008.

In light of the current economic conditions, management recommended and the board approved the cancellation of the long term incentive program that was originally introduced in 2008.  Neither management nor the board believes such a plan is in the best interest of the Company during such challenging times, thus the plan was terminated effective February 25, 2009.

The Plan participants included the following senior executive officers: J. Thomas May, Chairman and Chief Executive Officer, David L. Bartlett, President and Chief Operating Officer, Robert A. Fehlman, Executive Vice President and Chief Financial Officer, and Marty D. Casteel, Executive Vice President.  In addition to the prospective termination of the plan, the Company and each of the senior executive officers agreed to terminate all of the outstanding awards to the participants under the Plan.

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FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000
Ticker symbol: SFNC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simmons First National Corporation
(Registrant)

March 5, 2009	/s/ ROBERT A. FEHLMAN
(Date)	Robert A. Fehlman
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

10.1	Termination of Simmons First National Corporation Long Term Incentive Plan
10.2	Termination of Grant Under Simmons First National Corporation Long Term Incentive Plan to J. Thomas May
10.3	Termination of Grant Under Simmons First National Corporation Long Term Incentive Plan to David L. Bartlett
10.4	Termination of Grant Under Simmons First National Corporation Long Term Incentive Plan to Marty D. Casteel
10.5	Termination of Grant Under Simmons First National Corporation Long Term Incentive Plan to Robert A. Fehlman